EXHIBIT 5.1

DLA Piper US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
July 19, 2007
TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland 21401
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel for TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to 5,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”) pursuant to awards granted or to be granted under the TeleCommunication Systems, Inc. Fifth Amended and Restated 1997 Stock Incentive Plan (the “Stock Incentive Plan”).
In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Stock Incentive Plan, the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company as now in effect and minutes of all pertinent meetings and actions of the Board of Directors of the Company and of the Compensation Committee of the Board of Directors of the Company. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Stock Incentive Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of Class A Common Stock as were approved by the Company’s stockholders for issuance under the Stock Incentive Plan. The Company has also covenanted and we have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Class A Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Stock Incentive Plan, the number of Shares which are then issuable and deliverable upon the exercise of options issued under the Stock Incentive Plan.
We are members of the Bar of the State of Maryland, and we do not express any opinion herein concerning any law other than the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Maryland be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.
Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Stock Incentive Plan, such shares will be, validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ DLA Piper US LLP